Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-133908) and Forms S-8 (Nos. 333-135087, 333-61323, 333-85659, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco Realty Corporation and Subsidiaries of our report dated March 6, 2006, except with respect to our opinions on the consolidated financial statements and financial statement schedules of Kimco Realty Corporation and Subsidiaries insofar as they relate to the effects of the discontinued operations as discussed in Notes 1, 6, 22 and 23 as to which the date is July 27, 2006, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in the Current Report on Form 8-K of Kimco Realty Corporation dated July 28, 2006.

PricewaterhouseCoopers LLP
New York, New York
July 28, 2006